Exhibit 99.01

FOR IMMEDIATE RELEASE

For further information, contact: Mark Kent Chief Financial Officer Transmeta Corporation (408) 919-3000	Financial Dynamics Investors: Michael Polyviou (848)-219-5123 mpolyviou@fd-us.com Media: Evan Goetz (212) 850 5600

Transmeta Announces Strategic Restructuring Plan

Company to Modify Business Model to Focus on IP Licensing, Engineering
Services and Targeted Product Sales

New Model Expected To Significantly Improve Cash Flow

Santa Clara, CA — March 31, 2005 — Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing technologies, today announced its anticipated strategic restructuring plan. Transmeta has aligned its operations with the business prospects that it has firmly identified. Concurrently, Arthur L. Swift, who has served as Transmeta’s Senior Vice President of Marketing, has been named as President and Chief Executive Officer. Mr. Swift has also been elected to the Company’s Board of Directors, replacing Dr. Matthew R. Perry, Transmeta’s departing President and CEO.

“We are delighted to have someone of Art Swift’s experience and many accomplishments leading Transmeta’s future growth both by leveraging our outstanding design and development capabilities and by building Transmeta’s licensing and service business,” said Murray A. Goldman, Chairman of Transmeta’s Board of Directors. “I also want to thank Matt Perry for his leadership and his many efforts to diversify our business model over the last three years. During this time, Transmeta has designed innovative microprocessor products for diverse computing platforms, developed and demonstrated some groundbreaking new semiconductor technologies, and laid the foundation for our new business model by achieving some significant licensing agreements. Matt personally recruited Art to join Transmeta two years ago, and we anticipate a constructive transition as Art assumes the leadership of the company.”

After a critical evaluation of its business opportunities and competitive conditions in the market for x86-compatible microprocessors, Transmeta has decided to focus its ongoing efforts on licensing its advanced technologies and intellectual property, engaging in synergistic engineering services opportunities and continuing its product business on a modified basis.

To date, Transmeta has signed three licensing agreements for its proprietary LongRun2™ power management technologies — with NEC Electronics, Fujitsu Limited and Sony Corporation. Transmeta is also actively engaged in discussions with other industry leaders, not only regarding the Company’s LongRun2 technologies, but also its microprocessor design and development capabilities.

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The Company announced in a separate release today that it has entered into a strategic alliance with Sony Group, under which Transmeta will provide engineering services to Sony Group to accelerate and expand Sony’s adoption of LongRun2, and to engage in strategic technology collaboration in other engineering areas. Under this agreement, Transmeta will provide and be compensated for the services of more than 100 of its engineers, significantly increasing and strengthening the relationship between the two companies and providing an additional services revenue stream to Transmeta.

Also as part of today’s strategic restructuring, Transmeta has also modified its product business to focus on those customer opportunities and product models that are economically advantageous for the Company. Accordingly, the Company plans to provide customers with its Crusoe and 130nm Efficeon processors on an end-of-life basis only, and to continue to manufacture select models of its 90nm Efficeon processor for critical customers under modified terms and conditions.

“The cornerstone of Transmeta’s reputation has always been its innovative technologies, intellectual property and the talent of its employee base,” said Art Swift, President and CEO. “We feel confident that our strategic direction and the decisions we have already made will have an immediate positive impact on our financial position.”

In order to better align Transmeta’s operations with its current business prospects, the Company today reduced its workforce by 67 employees worldwide. “On behalf of the Board of Directors and management team, I would like to thank these employees for their many valuable contributions at Transmeta,” added Swift.

Following today’s reduction in headcount, the Company will have 208 employees worldwide. The Company expects to record a restructuring charge of approximately $6.0 million for severance, termination and other costs in the first quarter ended March 31, 2005. The Company also expects to report approximately $38 million in cash, cash equivalents and short term investments as of March 31, 2005.

“For the first quarter of 2005, we expect to report negative cash flow of $16 million including some of the restructuring-related costs. Our first objective will be to reduce our negative cash flow run rate to $5 million per quarter or less within the next one or two quarters,” said Mark R. Kent, Transmeta’s Chief Financial Officer. “We believe that our ongoing efforts on licensing and strategic collaborations, combined with careful expense management, provide us with sufficient liquidity to successfully execute on our growth strategies.”

Conference Call

The Company will hold a conference call at 2:00 pm Pacific Time on Thursday, March 31, 2005, to discuss its restructuring plans and provide a business and financial update. To participate, please dial (913) 981-5542 at approximately 1:50 pm PT. A live webcast of the conference call will be available via the investor relations page of the company’s website at www.transmeta.com. A replay of the call will be available one hour after the completion of the call. To access the recording, please dial (888) 203-1112, passcode 8916747. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.

About Transmeta Corporation

Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, Transmeta first became known for designing, developing and selling its highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices.

To learn more about Transmeta, visit www.transmeta.com.

Safe Harbor Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions, specific conditions and volatility in the markets that we address, difficulties or delays in implementing our restructuring plan, the potential loss of key technical and business personnel resulting from our restructuring plan, practical challenges in modifying our business model, the adoption and market acceptance of our products and technologies by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, the rescheduling or cancellation of significant customer orders, difficulties in developing or manufacturing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, reaching agreement upon a definitive agreement after signing a non-binding letter of intent, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent report on Form 10-K, which describes these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Transmeta, Efficeon, LongRun2 and Crusoe are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

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